UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 2, 2017 (October 31, 2017)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual Meeting of Share Owners of Kimball International, Inc. (the “Company,”) held on October 31, 2017, the Share Owners approved the 2017 Stock Incentive Plan, pursuant to which we may grant stock awards, including performance units, restricted stock units, stock options, stock appreciation rights, restricted stock and other stock-based awards to certain employees, non-employee directors, consultants and advisors. Upon approval of the 2017 Stock Incentive Plan by Share Owners, no further awards will be made under the Company’s Amended and Restated 2003 Stock Option and Incentive Plan (“2003 Stock Plan”), and the 2017 Stock Incentive Plan will be the only active plan under which equity awards may be granted. The 2017 Stock Plan authorizes the issuance of 1,000,000 shares of our Class B Common Stock, plus any shares remaining available for future grants under the 2003 Stock Plan on the effective date of the 2017 Stock Plan. In addition, the number of shares subject to awards (either granted under the 2017 Stock Plan or that are outstanding under the 2003 Stock Plan on the date Share Owners approve the 2017 Stock Plan) that expire, are canceled or forfeited, or are settled for cash will become available for future awards under the 2017 Stock Plan. By approving the 2017 Stock Incentive Plan, Share Owners have approved the material terms of the plan which (i) satisfy the shareholder approval requirements of Nasdaq, (ii) satisfy the requirement that Share Owners approve the material terms of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, including the eligibility requirements for participating in the 2017 Stock Plan, the business criteria on which performance goals may be based, and the maximum awards that may be made to any individual; and (iii) permit the grant of incentive stock options subject to Section 422 of the Internal Revenue Code. This summary is not intended to be complete and is qualified in its entirety by reference to the 2017 Stock Incentive Plan in Exhibit 10.1 of this 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Share Owners of Kimball International, Inc. was held on October 31, 2017, and the following items were voted on by Share Owners:
a. Based on the following election results, the Class III director nominees were elected to serve a term of three years until the 2020 meeting of Share Owners, or until their respective successors have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Robert F. Schneider	22,238,685	7,579,222	3,434,452	75%
Geoffrey L. Stringer	22,020,634	7,797,273	3,434,452	74%
Susan B. Frampton	21,547,635	8,270,272	3,434,452	72%

b. The non-binding advisory vote to approve the compensation paid to the Company’s Named Executive Officers was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
29,156,230	559,953	101,724	3,434,452	98%

c. The non-binding advisory vote regarding the frequency of future advisory votes on executive compensation follows:

1 Year	2 years	3 Years	Abstaining
23,726,151	410,662	5,557,999	123,095

Given the outcome of the non-binding advisory vote by Share Owners, the Kimball International, Inc. Board of Directors passed a resolution establishing the frequency of future advisory votes on executive compensation to occur on an annual basis until such time as the Board determines otherwise.

d. The Kimball International, Inc. 2017 Stock Incentive Plan was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
28,547,881	1,233,538	36,488	3,434,452	96%

e. The appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ended June 30, 2018 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
33,168,372	44,905	39,082	99.9%

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	2017 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: November 2, 2017